EXHIBIT 99.1

News Announcement	For Immediate Release

Nexstar Broadcasting Group Reports Fourth Quarter

and Year-End 2003 Results

Irving, TX – March 25, 2004 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the quarter and fiscal year ended December 31, 2003.

Results for the 2003 and 2002 periods reflect contributions from the Company’s December 2003 acquisition of Quorum Broadcast Holdings, L.L.C., comprised of 11 owned and operated television stations and five additional stations to which it provided management, sales and other services. The acquisition, which was structured as a merger of Quorum’s direct subsidiaries with, and into, Nexstar Broadcasting Group, Inc., has subsequently been accounted for as a merger under common control in a manner similar to a pooling of interests. Accordingly, Nexstar’s financial results include the financial results of all Quorum subsidiaries for all periods presented in this announcement.

2003 Fourth Quarter

Nexstar’s net loss in the 2003 fourth quarter was $24.4 million, or $1.29 per share, compared to a net loss of $15.1 million in the fourth quarter of 2002. Net broadcast revenue for the quarter declined 9.2% to $52.4 million from $57.7 million in the fourth quarter of 2002. Political advertising revenue was $2.0 million in the fourth quarter of 2003, compared to $17.6 million in the fourth quarter of 2002 due to the biennial election cycle. The cyclical decrease was partially offset by a 17.8% increase in local and national revenues to $54.8 million, from $46.5 million in the fourth quarter of 2002.

The Company reported a loss from operations of $13.1 million in the fourth quarter of 2003, compared to income from operations of $12.6 million in the fourth quarter of 2002. Direct station operating expenses and selling, general and administrative expenses, net of trade, increased 10.4% to $29.6 million for the fourth quarter 2003 from $26.8 million reported in the 2002 fourth quarter. Stations acquired by the Company in 2003 unrelated to the Quorum acquisition accounted for an increase in expenses of $4.0 million, which was partially offset by a decrease in expenses of $1.2 million at the remaining stations. The loss from operations reflects $11.8 million of non-recurring merger costs incurred during the period related to the Quorum merger and $4.1 million of costs related to completion of the Company’s initial public offering of common stock in November 2003.

Fourth-quarter broadcast cash flow (operating income plus corporate expenses plus depreciation and amortization of intangible assets and program rights plus other non-recurring items minus cash program payments) was $20.2 million for the fourth quarter of 2003, compared to $27.8 million in the fourth quarter of 2002. The decline in broadcast cash flow was primarily due to the decrease in political advertising revenue during the quarter.

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Nexstar Broadcasting Q4 & Year-End 2003 Results, 3/25/04	page 2

Broadcast cash flow is a non-GAAP financial measure. Nexstar believes that the presentation of this non-GAAP measure is helpful to investors because it is used by lenders to measure the Company’s ability to service debt and by industry analysts to determine the market value of stations and their operating performance. A reconciliation of this measure to GAAP information is presented in the tables below.

Interest expense for the fourth quarter of 2003 was $25.2 million, compared to $20.6 million in 2002. Included in the 2003 amount are non-recurring items of $6.7 million related to call premiums and accelerated amortization on Quorum’s senior discount notes and $3.9 million related to the adoption of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”) on July 1, 2003. SFAS No. 150 requires the Company to account for the change in fair value of certain of its mandatorily redeemable units from implementation date as an adjustment to interest expense.

Full-Year Results

The Company’s net loss attributable to common shareholders for fiscal year 2003 was $87.1 million, or a net loss of $5.59 per share, compared to a net loss of $116.6 million in 2002. Net loss for 2003 included $8.9 million recorded as a cumulative effect of change in accounting principle as a result of adopting SFAS No. 150. Net loss in 2002 included a first quarter write-down of $43.5 million, net of taxes, related to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) on January 1, 2002, which required the Company to test goodwill and FCC licenses for impairment, as of January 1, 2002.

Net broadcast revenue for 2003 was $193.5 million compared to $188.1 million in 2002. Loss from operations was $4.0 million for 2003, compared to income from operations of $21.3 million in 2002. Broadcast cash flow in 2003 was $70.8 million, a 7.7% decrease from $76.7 million in 2002. The decline in broadcast cash flow was primarily due to a decrease in political advertising revenue during 2003 compared to 2002.

Interest expense in 2003 was $68.3 million, compared to $67.4 million in 2002. Interest expense for 2003 includes $6.7 million related to call premiums and accelerated amortization on Quorum’s senior discount notes and $3.9 million related to the adoption of FAS No. 150.

CEO Comment

Commenting on the results, Perry A. Sook, Nexstar Broadcasting Group President and Chief Executive Officer, said, “The year of 2003 was one of tremendous accomplishment and achievement for Nexstar Broadcasting Group, Inc. We more than doubled the size of our company through strategic and opportunistic acquisitions. We also strengthened our capital structure by completing two bond offerings, two senior debt financings and our Initial Public Offering. The Company’s fourth quarter 2003 revenue results, excluding political revenue comparisons, demonstrate growth in our “core” revenue categories, which we think underscores our focus on revenue generation, as well as the generally improving confidence of our advertisers.

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Nexstar Broadcasting Q4 & Year-End 2003 Results, 3/25/04	page 3

“Our strong mid-market presence and experienced management team positions the Company to deliver strong returns to its shareholders in the periods ahead,” continued Mr. Sook. “Many of our stations are situated in markets to benefit from 2004 political advertising as well as the 2004 Summer Olympics, which will air on our 14 NBC affiliates. We have substantially completed the integration of our newly acquired stations and are realizing the benefit of our expense reductions. We are also working quickly to implement new revenue initiatives at the stations. These developments, combined with a continued focus on reducing leverage and improving our balance sheet, should contribute to improved financial results in 2004 and beyond.”

Balance Sheet

Total debt outstanding on December 31, 2003 was $598.9 million and cash balances were $10.8 million at year-end. A subsidiary of the company is the borrower under a senior secured credit facility. The subsidiary’s consolidated total debt, less cash on hand, of $474.6 million at December 31, 2003 resulted in a leverage ratio as defined per the credit agreement at the end of the quarter of 6.4x, compared to a permitted leverage covenant of 7.0x.

Nexstar had 28.4 million common shares outstanding on December 31, 2003. Weighted average shares outstanding were 19.0 million for the quarter and 15.6 million for the full year 2003.

Capital expenditures were $1.9 million in the fourth quarter of 2003, compared to $3.8 million for the fourth quarter of 2002, while totaling $10.3 million for full year 2003, compared to $11.5 million for 2002.

Fourth Quarter Conference Call

The Company will host a conference call and webcast today, March 25, 2004 at 10:30 a.m. EST to review the results and the Company’s 2004 prospects and strategies. To access the conference call by telephone, interested parties may dial 800/915-4836. A replay will be available through March 29, 2004 by dialing 800/428-6051 and entering access code 339224. Participants can also listen to a live webcast of the call through the Investor Relations section of Nexstar’s website at www.nexstar.tv. Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register and download and install any necessary software.

Note Regarding Forward-Looking Statements

This release contains both historical and forward-looking statements. All statements, other than statements of historical fact, are or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as our management’s expectations of revenues and broadcast cash flows for future periods. Such forward-looking statements involve a number of risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, competition for audience and programming, government regulations and new technologies, and should be considered in light of these and other risk factors described in Nexstar’s filings with the Securities and Exchange Commission, including its registration statement on Form S-1. Such factors may cause actual results to differ materially from the forward-looking statements. Nexstar undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, unless otherwise required by law.

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Nexstar Broadcasting Q4 & Year-End 2003 Results, 3/25/04	page 4

About Nexstar Broadcasting

Nexstar Broadcasting Group owns, operates, programs or provides sales and other services to 44 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX and UPN, and reaches approximately 7.4% of all U.S. television households. The following is a list of the Company’s owned properties, as well as those with which it has local service agreements:

Market Rank	Market	Station	Affiliation	Status (1)
8	Washington, DC/Hagerstown, MD(2)	WHAG	NBC	O&O
53	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
75	Rochester, NY	WROC	CBS	O&O
78	Springfield, MO	KOLR	CBS	LSA
		KDEB	Fox	O&O
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O
		WCFN	UPN	O&O
99	Evansville, IN	WTVW	Fox	O&O
105	Ft. Wayne, IN	WFFT	Fox	O&O
108	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KPOM/ KFAA	NBC	Acq. Pending
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
129	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF	Fox	O&O
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
138	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
141	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA
143	Wichita Falls, TX— Lawton, OK	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
146	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
147	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
148	Terre Haute, IN	WTWO WBAK	NBC Fox	O&O Acq. Pending
157	Odessa-Midland, TX	KMID	ABC	O&O
163	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA
167	Utica, NY	WUTR (3)	ABC	Acq. Pending
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
170	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
171	Dothan, AL	WDHN	ABC	O&O
195	San Angelo, TX	KSAN	NBC	LSA
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	O&O refers to stations that we own and operate. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.
(2)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.
(3)	The company expects to close on this acquisition and begin operating the station on April 1, 2004

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Nexstar Broadcasting Q4 & Year-End 2003 Results, 3/25/04	page 5

Nexstar Broadcasting Group, Inc.

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
Revenue (excluding trade and barter)	$67,636	$60,245	$218,401	$222,427
Less: commissions	(9,906)	(7,812)	(30,283)	(28,884)

Net broadcast revenue (excluding trade and barter)	57,730	52,433	188,118	193,543
Trade and barter revenue	5,125	6,591	18,159	20,789

Total Net Revenue	62,855	59,024	206,277	214,332
Operating Expenses:
Station direct operating expenses, net of trade	12,721	14,158	47,493	54,310
Selling, general and administrative	14,084	15,435	52,176	57,768
Trade and barter expense	5,653	6,445	18,511	20,576
Corporate Expense	2,999	4,377	9,934	12,607
Merger expenses	—	11,754	—	11,754
IPO related expenses	—	4,058	—	4,058
Amortization of broadcast rights, excluding barter	3,014	3,605	12,056	11,822
Amortization of intangible assets	5,702	7,226	21,755	24,934
Depreciation	6,049	5,115	23,086	20,467

Total operating expenses	50,222	72,173	185,011	218,296

Income (loss) from operations	12,633	(13,149)	21,266	(3,964)
Interest expense, including amortization of debt financing costs	(20,635)	(25,221)	(67,419)	(68,342)
Interest income	57	135	152	606
Loss on extinguishment of debt	—	(5,025)	(227)	(10,767)
Other income (expense), net	764	1,013	(1,216)	3,860

Loss before income taxes and cumulative effect of change in accounting principle	(7,181)	(42,247)	(47,444)	(78,607)
Income tax benefit (expense)	(7,907)	17,344	(8,179)	14,920

Loss before cumulative effect of change in accounting principle and minority interest in consolidated entity	(15,088)	(24,903)	(55,623)	(63,687)
Cumulative effect of change in accounting principle	—	—	(43,470)	(8,898)
Minority interest in consolidated entity	—	523	—	786

Net loss	$(15,088)	$(24,380)	$(99,093)	$(71,799)

Other comprehensive income:
Change in market value of derivative instrument	968	—	3,731	—

Net loss and other comprehensive income (loss)	$(14,120)	$(24,380)	$(95,363)	$(71,799)

Net loss	(15,088)	(24,380)	(99,093)	(71,799)
Accretion of preferred interests	(4,345)	—	(17,481)	(15,319)

Net loss attributable to common unit and share holders	$(19,433)	$(24,380)	$(116,574)	$(87,118)

Basic and diluted loss per unit:
Net loss attributable to common unit holders	(3.12)	—	(18.75)	—
Cumulative effect of change in accounting principle	—	—	(6.99)	—
Weighted average number of units outstanding:
Basic and diluted	6,225	—	6,216	—
Basic and diluted net loss per share:
Net loss attributable to common shareholders	—	(1.29)	—	(5.59)
Cumulative effect of change in accounting principle	—	—	—	(0.57)
Weighted average number of shares outstanding:
Basic and diluted	—	18,971	—	15,576

Nexstar Broadcasting Q4 & Year-End 2003 Results, 3/25/04	page 6

Nexstar Broadcasting Group, Inc.

Supplemental Financial Data

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
Debt Outstanding	—	—	471,280	598,938
Cash and cash equivalents	—	—	29,201	10,848
Cash Interest	15,857	26,487	42,858	51,406
Cash taxes	33	30	814	210
Capital expenditures	3,853	1,897	11,649	10,311
Program rights payments	2,636	3,948	11,386	12,221
— Program buyouts and accelerated program payments	—	1,152	—	1,152
Corporate overhead expenses related to Quorum	1,185	1,680	5,253	5,658

Nexstar Broadcasting Group, Inc.

Unaudited Reconciliation Between Actual Consolidated Statements Of

Operations And Broadcast Cash Flow (Non-GAAP Measure)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
Income (loss) from operations	12,633	(13,149)	21,266	(3,964)
Add:
Depreciation	6,049	5,115	23,086	20,647
Amortization of intangible assets	5,702	7,226	21,755	24,934
Amortization of program license rights, net of barter	3,014	3,605	12,056	11,822
Merger expenses	—	11,754	—	11,754
IPO related expenses	—	4,058	—	4,058
Corporate overhead	2,999	4,377	9,934	12,607
Program buyouts and accelerated
Program payments	—	1,152	—	1,152
Less:
Payments for program license liabilities	2,636	3,948	11,386	12,221

Broadcast cash flow	27,761	20,190	76,711	70,789

*	Broadcast cash flow is a non-GAAP financial measure. Broadcast cash flow is calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and program rights plus other non-recurring items minus cash program payments. Nexstar believes that the presentation of this non-GAAP measure is helpful to investors because it is used by lenders to measure the company’s ability to service debt and by industry analysts to determine the market value of stations and their operating performance.

Contact:
Robert Thompson Chief Financial Officer Nexstar Broadcasting Group, Inc. 972/373-8800	Joseph Jaffoni, Stewart Lewack Jaffoni & Collins Incorporated 212/835-8500 or nxst@jcir.com

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